Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports Record 9-Month Revenues of $95.1M

●	Financial Highlights

●	Audio Division Record Revenue: $90.6M, +13% YoY; Q3 Fiscal 2025 Revenue: $27.1M

●	Audio Division YTD Adjusted EBITDA*: $14.1M; Q3 Fiscal 2025: $3.6M

●	Additional $44M in Contracted Revenue and B2B Deals

●	Closed 5 B2B Deals, Expects to Close 2+ by Year-End, with 70+ in Pipeline

●	800K Tesla Subscribers, Including 475K+ Ad-Supported, Added 100k+ Following Presentation at Trump’s Mar-a-Lago

●	Cash: $10.9M as of Dec. 31, 2024

●	Cost Savings via Restructurings: $11M

●	$12M Buyback Program Reaffirmed, with $6.2M Remaining

●	PodcastOne (Nasdaq: PODC)

-	LVO Owns ~72% of PodcastOne (Nasdaq: PODC)

-	Acquired 342,000 PODC Shares this Quarter, Totaling 925,000 PODC Shares to Date at an Average Price of $2.37

●	Investor Call

-	Date: Friday, February 14, 2025

-	Time: 10:00 A.M. ET/7:00 A.M. PT

-	Format: Live Conference Call and Audio Webcast

LOS ANGELES, CA, February 13, 2025 - LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the third fiscal quarter ended December 31, 2024 (“Q3 Fiscal 2025”).

As previously announced with the assistance of J.P. Morgan, LiveOne is continuing a process to explore strategic alternatives to enhance shareholder value. Potential alternatives may include, among others, a strategic acquisition, divestiture, merger, sale or other form of business combination. There can be no assurance that LiveOne’s efforts will result in a specific transaction or any particular outcome or its timing.

Q3 Fiscal 2025 Highlights

●	In January 2025, total paid and monthly active ad-supported users exceeded 800k.**

●

Direct-billed Premium subscribers have increase by 78% and overall direct-billed subscribers have increased by 130% since October 2024, when LiveOne announced new conversion program with Tesla.**

PodcastOne was ranked in the Top 10 in PODTRAC’s Podcast Industry Top Publishers Rankings for January 2025 with a U.S. Unique Monthly Audience of ~5.2M and Global Downloads and Streams of ~16.2M.

Q3 FY25 and Q3 FY24 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenue	$29,445	$31,245	$95,117	$87,541
Operating income (loss)	$(5,113)	$(753)	$(7,299)	$(3,507)
Total other income (expense)	$(510)	$(1,486)	$(2,159)	$(7,116)
Net income (loss)	$(5,623)	$(2,224)	$(9,458)	$(10,666)
Adjusted EBITDA*	$1,541	$3,313	$7,328	$8,192
Net income (loss) per share basic and diluted	$(0.06)	($(0.03)	$(0.10)	$(0.13)

Q3 Fiscal 2025 Results Summary Discussion

For Q3 Fiscal 2025, LiveOne posted revenue of $29.4 million, a 6% decrease, as compared to $31.2 million in the same period in the prior year. The Audio Division revenue was $27.1 million, a 1% decrease, as compared to revenue of $27.3 in Q3 Fiscal 2024.

Q3 Fiscal 2025 Operating Loss was ($5.1) million compared to Operating Loss of ($0.8) million in Q3 Fiscal 2024. The $4.3 million increase in Operating Loss was largely a result of a decrease in revenue from our Audio Division.

Q3 Fiscal 2025 Adjusted EBITDA* was $1.5 million, as compared to Q3 Fiscal 2024 Adjusted EBITDA* of $3.3 million. Q3 Fiscal 2025 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $3.6 million, Media Division Adjusted EBITDA* of ($0.5) million and Corporate Adjusted EBITDA* of ($1.5) million. Audio Division Q3 Fiscal 2025 Adjusted EBITDA* of $3.6 million was driven by improved Contribution Margin* along with decreases in operating expenses.

Capital expenditures for Q3 Fiscal 2025 totaled approximately $0.9 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player.

LiveOne updates its guidance for its fiscal year ending March 31, 2025 (“Fiscal 2025”) to consolidated revenue of $112 million - $120 million and Adjusted EBITDA* of $6 million - $10 million, and its guidance for its Audio Division to consolidated revenue of $106 million - $115 million, and maintains guidance for its Audio Division Adjusted EBITDA* of $12 million - $20 million.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:00 a.m. ET / 7:00 a.m. PT on Friday, February 14, 2025.

Conference Call and Webcast:

WHEN: Friday, February 14th
TIME: 10:00 AM ET / 7:00 AM PT
DIAL-IN (Toll Free): (800) 715-9871
DIAL IN NUMBER (USA / International Toll): (646) 307-1963
Canada (Toronto): (647) 932-3411

Canada (Toll-Free): (800) 715-9871

REPLAY NUMBER: (800) 770-2030

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne.

The webcast can also be accessed at:  https://events.q4inc.com/attendee/777173371

The timing, price and actual number of shares repurchased under LiveOne’s stock repurchase program, which may include the possibility of buying back shares of common stock of PodcastOne, will be at the discretion of LiveOne’s management and will depend on a variety of factors, including stock price, general business and market conditions, and alternative investment opportunities. The repurchase program will continue to be executed consistent with LiveOne’s capital allocation strategy, which will continue to prioritize growing LiveOne’s business. Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the U.S. Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate LiveOne to acquire any particular amount of shares, and the program may be suspended or discontinued at any time at LiveOne’s discretion. LiveOne will review the stock repurchase program periodically and may authorize adjustment of its terms and size.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to extend and/or refinance its indebtedness and/or repay its indebtedness when due; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with SEC on November 14, 2024, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members. Total number of paid members does not reflect the new terms of LiveOne’s renewed partnership with Tesla, and LiveOne will separately disclose in the future the results of its efforts to convert Tesla drivers (accounted as paid members as of December 31, 2024) who will now be eligible to convert to become direct customers of LiveOne.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full fiscal year 2025 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne IR Contact:
Liviakis Financial Communications, Inc.
(415) 389-4670
john@liviakis.com

Press Contact:
LiveOne
press@liveone.com

Financial Information

The tables below present financial results for the three and nine months ended September 30, 2024 and 2023.

LiveOne , Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenue:	$29,445	$31,245	$95,117	$87,541

Operating expenses:
Cost of sales	22,292	23,267	71,897	63,015
Sales and marketing	1,763	1,514	4,685	5,671
Product development	1,115	694	3,346	3,379
General and administrative	5,241	5,880	17,031	17,641
Impairment of intangible assets	3,807	115	3,983	115
Amortization of intangible assets	340	528	1,474	1,227
Total operating expenses	34,558	31,998	102,416	91,048
Loss from operations	(5,113)	(753)	(7,299)	(3,507)

Other income (expense):
Interest expense, net	(544)	(1,279)	(2,211)	(3,477)
Other income (expense)	34	(207)	52	(3,639)
Total other expense, net	(510)	(1,486)	(2,159)	(7,116)

Loss before provision (benefit) for income taxes	(5,623)	(2,239)	(9,458)	(10,623)

Provision (benefit) for income taxes	15	(15)	55	43
Net loss	(5,638)	(2,224)	(9,458)	(10,666)
Net loss attributable to non-controlling interest	(405)	(650)	(1,252)	(997)
Net loss attributed to LiveOne	$(5,233)	$(1,574)	$(8,261)	$(9,669)

Net loss per share – basic and diluted	$(0.06)	$(0.03)	$(0.10)	$(0.13)
Weighted average common shares – basic and diluted	95,501,753	87,882,364	94,858,531	87,477,623

LiveOne , Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	March 31,
	2024	2024

Assets
Current Assets
Cash and cash equivalents	$10,854	$6,987
Restricted cash	30	155
Accounts receivable, net	8,783	13,205
Inventories	1,634	2,187
Prepaid expense and other current assets	1,478	1,801
Total Current Assets	22,779	24,335
Property and equipment, net	3,755	3,646
Goodwill	23,379	23,379
Intangible assets, net	6,192	12,415
Other assets	111	88
Total Assets	$56,216	$63,863

Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$24,941	$26,953
Accrued royalties	8,353	10,862
Notes payable, current portion	689	692
Deferred revenue	2,616	728
Senior secured line of credit	4,250	7,000
Derivative liabilities	-	607
Total Current Liabilities	40,849	46,842
Notes payable, net	261	771
Other long-term liabilities	13,638	9,354
Deferred income taxes	339	339
Total Liabilities	55,087	57,306

Commitments and Contingencies

Mezzanine Equity
Redeemable convertible preferred stock, $0.001 par value; 100,000 shares authorized; none and 5,000 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively	-	4,962
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 13,588 and 18,814 shares issued and outstanding as of December 31, 2024 and March 31, 2024, respectively	13,588	18,814
Common stock, $0.001 par value; 500,000,000 shares authorized; 95,668,756 and 88,627,420 shares issued and outstanding as of December 31, 2024 and March 31, 2024, net of treasury shares, respectively	96	92
Additional paid in capital	232,380	216,116
Treasury stock	(250)	(4,782)
Accumulated deficit	(254,257)	(238,984)
Total LiveOne’s Stockholders’ Deficit	(8,443)	(8,744)
Non-controlling interest	9,572	10,339
Total equity (deficit)	1,129	1,595
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$56,216	$63,863

LiveOne , Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Three Months Ended December 31, 2024
Operations – PodcastOne	$(1,583)	$188	$718	$6	$-	$1	$(670)
Operations – Slacker	(862)	4,621	228	23	262	-	4,272
Operations – Other	(995)	197	222	21	29	-	(526)
Corporate	(2,198)	1	207	222	219	14	(1,535)
Total	$(5,638)	$5,007	$1,375	$272	$510	$15	$1,541

Three Months Ended December 31, 2023
Operations – PodcastOne	$(2,600)	$372	$1,786	$86	$-	$-	$(356)
Operations – Slacker	5,127	749	(178)	116	972	-	6,786
Operations – Other	(3,148)	361	266	129	26	-	(2,366)
Corporate	(1,603)	3	381	(5)	488	(15)	(751)
Total	$(2,224)	$1,485	$2,255	$326	$1,486	$(15)	$3,313

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Nine Months Ended December 31, 2024
Operations – PodcastOne	$(4,618)	$1,201	$1,972	$44	$-	$12	$(1,389)
Operations – Slacker	6,356	6,114	1,260	199	1,575	-	15,504
Operations - Other	(4,072)	628	739	622	90	-	(1,993)
Corporate	(7,179)	5	1,395	448	494	43	(4,794)
Total	$(9,513)	$7,948	$5,366	$1,313	$2,159	$55	$7,328

Nine Months Ended December 31, 2023
Operations – PodcastOne	$(13,683)	$710	$2,724	$804	$9,850	$-	$405
Operations – Slacker	7,377	2,156	1,036	989	993	-	12,551
Operations - Other	136	789	478	394	(2,633)	-	(836)
Corporate	(4,496)	13	1,611	(5)	(1,094)	43	(3,928)
Total	$(10,666)	$3,668	$5,849	$2,182	$7,116	$43	$8,192

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne , Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended
	December 31,
	2024	2023

Revenue:	$29,445	$31,245
Less:
Cost of sales	(22,292)	(23,267)
Amortization of developed technology	(787)	(775)
Gross Profit	6,366	7,203

Add back amortization of developed technology:	787	775
Contribution Margin*	$7,153	$7,978

	Nine Months Ended
	December 31,
	2024	2023

Revenue:	$95,117	$87,541
Less:
Cost of sales	(71,897)	(63,015)
Amortization of developed technology	(2,253)	(2,248)
Gross Profit	20,967	22,278

Add back amortization of developed technology:	2,253	2,248
Contribution Margin*	$23,220	$24,526

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.